                                                                  EXHIBIT 10.23

                               ESCROW AGREEMENT

            ESCROW AGREEMENT, dated April 3, 1998, by and among The Delicious Frookie Company, Inc., a Delaware corporation ("Buyer"), Salerno Foods, L.L.C., a Delaware limited liability company ("Seller"), and American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent"). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Asset Purchase Agreement, dated April 3, 1998, by and between Buyer and Seller (the "Purchase Agreement").

                              W I T N E S S E T H

            WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to pay into escrow on the Closing Date $250,000 of the Purchase Price, such amount (the "Escrow Amount") to be distributed by Escrow Agent as provided herein; and

            WHEREAS, Buyer and Seller desire to appoint Escrow Agent as escrow agent for purposes of holding, investing and distributing the Escrow Amount, and Escrow Agent is willing to serve as escrow agent, subject to all of the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement, the parties hereto agree as follows:

            1. Appointment of Escrow Agent. Buyer and Seller hereby appoint Escrow Agent to receive, hold, invest and distribute the Escrow Amount, and any interest earned thereon (collectively with the Escrow Amount, the "Escrow Property"), and Escrow Agent accepts such appointment, all subject to the terms and conditions of this Escrow Agreement.

            2. Deposit of Escrow Amount. On the date hereof, Buyer has deposited with Escrow Agent by bank wire transfer the Escrow Amount.

            3. Investment of Escrow Property.

                  (a) The Escrow Agent shall act as custodian of the Escrow Property and shall from time to time invest and reinvest the Escrow Property and other proceeds in any one or more of the following investments as Seller may from time to time elect by notice in writing to the Escrow Agent.

                        (1) Any U.S. Government or U.S. Government Agency security:

                        (2)   Any commercial paper rated A1/P1 or better;

                        (3) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's or Standard & Poor's; or

                        (4)   Any commercial bank Money Market Deposit Account.

                  The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release the Escrow Property pursuant to Section 4. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property in accordance with this Escrow Agreement.

                  (b) Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property.

            4. Payment of Escrow Property. The Escrow Property shall be paid as follows:

                  (a) Upon receipt by Escrow Agent of a notice (a "Notice") signed on behalf of Buyer or Seller certifying the amount of the Working Capital Adjustment and stating that all disputes, if any, regarding the Working Capital Adjustment have been finally reconciled in accordance with the provisions of
Section 2.2 of the Purchase Agreement, Escrow Agent shall promptly deliver a copy of such notice to the other party (the "Other Party"). The party that gives a Notice to the Escrow Agent shall simultaneously send the Other Party a copy of such Notice. Unless Escrow Agent receives a written objection (an "Objection Notice") from the Other Party within ten (10) business days after such delivery, the Escrow Agent shall (i), if the Working Capital Adjustment is negative, (A) pay the amount of the Working Capital Adjustment (as certified in the Notice) out of the Escrow Property, after giving effect to any offset for any payment under Section 2.4 of the Purchase Agreement (as certified in the Notice), to Buyer by bank or certified check or wire transfer of immediately available funds in accordance with Buyer's written instructions and (B) pay the balance, if any, of the Escrow Property to Seller by certified check or wire transfer of immediately available funds in accordance with Seller's written instructions; or
(ii), if the Working Capital Adjustment (as certified in the Notice) is positive, all of the Escrow Property shall be paid to Seller by bank or certified check or wire transfer of immediately available funds in accordance with Seller's written instructions.

                  (b) In the absence of receipt of a Notice, or in the event Escrow Agent receives an Objection Notice, Escrow Agent shall not make any payment of the Escrow Property unless (i) both Buyer and Seller instruct it in writing to make such payment or (ii) it receives a certified copy of a final order, not subject to appeal, from a court of competent Jurisdiction to make such payment.

            5. Expenses; Rights and Responsibilities of Escrow Agent

                  (a) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of or deemed to be a party to any agreement among the other parties hereto, including without limitation the Purchase Agreement, except this Escrow Agreement.

                  (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest incident to any such delays.

                  (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice. If the Escrow Agent becomes involved in litigation on account of this Escrow Agreement, it shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all costs, reasonable attorneys' fees, charges, disbursements, and reasonable and accountable expenses in connection with such litigation; and upon notice to the other parties hereto together with all supporting documents therefor, Escrow Agent shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

                  (f) Except as described in clause (l) below, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer and Seller shall jointly pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United Sates taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. This paragraph and paragraph (c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, where upon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, non-appealable order of a court of competent jurisdiction.

                  (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  (k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Property until the Escrow Agent shall have received (i) a final, non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Property, in which event the Escrow Agent shall disburse the Escrow Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  (l) Buyer and Seller, jointly and severally, agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees and expenses). The Escrow Agent's fee for this account is $2,000. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any Escrow Property held by the Escrow Agent hereunder.

                  (m) In the event that any Escrow Property shall be attached, garnished, or levied upon by any final, non-appealable court order, or the delivery thereof shall be stayed or enjoined by a final, non-appealable order of a court, or any final, non-appealable order, judgment or decree shall be made or entered by any final, non-appealable court order affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance.

            6. Notices. All notices, requests, demands and other communications which are required or may be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally or by facsimile transmission (and a copy is mailed by regular mail within 24 hours of such transmission), in either case with receipt acknowledged,
(ii) three business days after being sent by registered or certified mail, return receipt requested, or (iii) one business day after being sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses:

                  If to Buyer to:

                  The Delicious Frookie Company, Inc.
                  2720 River Road, Suite 126
                  Des Plaines, IL 60018
                  Facsimile:  (847) 699-5940
                  Attention:  Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, New York 10022
                  Facsimile:  (212) 980-7177
                  Attention:  Jeffrey S. Spindler, Esq.

                  If to Seller to:

                  Salerno Foods, L.L.C.
                  150 North Wacker Drive
                  Chicago, Illinois 60606
                  Facsimile:  (312) 201-1415
                  Attention:  Ron Davies, Jr.

                  with a copy (which shall not constitute notice) to:

                  Freeborn & Peters
                  311 South Wacker Drive
                  Suite 3000
                  Chicago, Illinois 60606-6677
                  Facsimile:  (312) 360-6520
                  Attention:  Richard R. Dennerline, Esq.

                  If to Escrow Agent to:

                  American National Bank and Trust Company of Chicago
                  33 North LaSalle Street
                  Chicago, Illinois 60690
                  Facsimile: (312) 661-6491
                  Attention: Corporate Trust, Brian Terwilliger or to such other address as the person to whom a communication is to be given may have furnished to the others in writing in accordance herewith.

            7. Arbitration.

                  (a) Except as otherwise provided in this Agreement, each of the parties hereto hereby irrevocably consents to arbitration of any dispute, controversy or claim arising out of or relating to this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, any objection to the use of arbitration to resolve any such dispute, controversy or claim. If the parties in good faith cannot resolve any controversy or claim arising out of or related to this Agreement or in connection with a breach thereof within 20 days after the claimant gives written notice of such controversy or claim to the other party, any party may demand and commence arbitration of the controversy or claim. In the event of a demand for arbitration, Seller shall select one arbitrator and Buyer shall select one arbitrator, within 30 days after such demand shall have been given (the "Demand Date"), and the two arbitrators, within 45 days thereafter, shall select a third arbitrator. If the third arbitrator shall not be selected within 45 days after the Demand Date, either Seller, on the one hand, or Buyer, on the other hand, may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Chicago, Illinois, and the parties shall be bound by the appointments made by such Association. The arbitration shall be held in Chicago, Illinois, as promptly as practicable thereafter under the rules of the American Arbitration Association in effect at the time such controversy, claim or breach is submitted to arbitration. The award or decision made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive upon them in the absence of fraud and judgment upon such award or decision may be entered in any court having jurisdiction thereof. Seller, on the one hand, and Buyer, on the other hand, shall bear equally the cost of such arbitration.

                  (b) Notwithstanding the provisions of Section 7(a), the parties hereto shall have the right to seek and obtain from a court of competent jurisdiction a temporary restraining order, injunction, specific performance or other equitable relief to enforce the provisions of this Agreement.

            8. Miscellaneous.

                  (a) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws, rules of such state.

                  (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Escrow Agreement shall be assignable by Escrow Agent only in accordance with Section 5(i). Buyer and Seller may assign its rights or obligations under this Escrow Agreement only upon the prior written consent of the other parties hereto.

                  (c) Section headings contained in this Escrow have been inserted for reference purposes only, and shall not be construed as part of this Escrow Agreement.

                  (d) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

                  (e) The Purchase Agreement and this Escrow Agreement together contain the entire agreement of the parties with respect to the matters set forth herein; provided, however, that Escrow Agent assumes no liabilities or obligations except those expressed in this Escrow Agreement and that as between Escrow Agent and the other parties hereto, this Escrow Agreement contains the entire agreement of the parties with respect to the matters set forth herein.

                  (f) This Escrow Agreement shall not be modified, revoked or terminated except upon the mutual consent of the parties hereto given in writing and delivered to Escrow Agent.

                  (g) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

                  (h) This Escrow Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.


                                  Buyer:

                                  The Delicious Frookie Company, Inc.



                                  By:   /s/ Michael Kirby
                                        ---------------------------------------
                                        Name: MICHAEL KIRBY
                                        Title: PRESIDENT


                                  Seller:

                                  Salerno Foods, L.L.C.


                                  By:   /s/ Robert D. Long
                                        ---------------------------------------
                                        Name: ROBERT D. LONG
                                        Title: MANAGING MEMBER



                                  Escrow Agent:

                                  American National Bank and Trust Company of Chicago, as Escrow Agent


                                  By:   /s/ Brian E. Terwilliger
                                        ---------------------------------------
                                        Name: BRIAN E. TERWILLIGER
                                        Title: Vice President



                                       -8-